Exhibit 99.1

Rand Logistics, Inc.

RAND LOGISTICS REPORTS FIRST QUARTER FISCAL YEAR 2016 FINANCIAL RESULTS

Quarterly Highlights:

•	Net income increased 47.6% to $2.6 million
•	EPS increased 40% to $0.14 from $0.10
•	Freight and related revenue increased 6.4%; up 13.3% on a constant currency basis
•	Adjusted EBITDA increased 9.7%; up 17.0% on a constant currency basis

New York, NY – August 6, 2015 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”) today announced its financial results for the fiscal year 2016 first quarter ended June 30, 2015.

Quarter Ended June 30, 2015 Versus
Quarter Ended June 30, 2014 Financial Results
•	Net income increased to $2.6 million, or $0.14 per share on a fully diluted basis, from $1.8 million, or $0.10 per share, in the year ago period.
•
Freight and related revenue (which excludes fuel and other surcharges) increased by 6.4% to $39.0 million from $36.6 million.  This increase was primarily attributable to an increase in tonnage carried, Sailing Days and contractual prices, improvements in commodity mix and water levels and a higher percentage of time spent in revenue loaded condition.  On a constant currency basis, freight and related revenue increased by 13.3% or $4.9 million.

•
Total Sailing Days were 1,228 compared to 1,138 in the prior year.  Delay Days, which comprise lost time due to inclement weather, dock delays, traffic congestion, and mechanical issues, declined to 8.9% of Sailing Days compared to 11.5% of Sailing Days.

•	Freight and related revenue per Sailing Day decreased by 1.4%, or $440, to $31,733 from $32,173. On a constant currency basis, freight and related revenue per Sailing Day increased by 5.0% or $1,621.
•	Total revenue increased by 3.5% to $44.8 million from $43.3 million.
•
Vessel operating expenses decreased by 5.2% to $26.6 million compared to $28.0 million. This decrease was primarily due to a reduction in fuel expenses and the weaker Canadian dollar offset by an increase in Sailing Days in the quarter.  Vessel operating expenses per Sailing Day decreased by 12.2% to $21,625 from $24,628.  On a constant currency basis, vessel operating expenses per Sailing Day decreased by 5.7% or $1,411.

•
Adjusted EBITDA was $12.3 million compared to $11.2 million in the prior year period.  On a constant currency basis, this measure increased by 17.0% to $13.1 million.  A reconciliation of operating income to Adjusted EBITDA is attached to this release.

Management Comments

“We were generally pleased with our first quarter results,” commented Ed Levy, President and CEO of Rand.  “Tons carried were up over 19% including tonnage carried on a vessel we are time chartering from a third party.  The growth in tonnage carried reflected an increase in the number of sailing days, continued improvement in our vessel efficiency metrics and improved water levels allowing us to carry more tons per trip.  Ice and weather conditions on the Great Lakes at the start of the sailing season, while not as bad as the start of the 2014 sailing season, were still not optimal, resulting in an improvement of just 90 Sailing Days as compared to the quarter ended June 30, 2014, approximately 138 less than we would expect during the quarter in a normal year.  On a constant currency basis, freight and related revenue per Sailing Day increased by 5.0%.  Vessel margin per day for the fiscal first quarter increased 2.1% to $12,652 and 8.6% to $13,456 on a constant currency basis compared to the quarter ended June 30, 2014.”

Rand Logistics First Quarter Fiscal 2016 Financial Results
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Mr. Levy added, “Business conditions for the primary commodities that we carry remain satisfactory, particularly in the river class market where we compete.  We expect to introduce our newest vessel into service in the fourth quarter of this calendar year.  We anticipate transferring tonnage to our new vessel at or near the time our agreement to time charter a third party vessel expires.  We expect to achieve levels of profitability generated from our newest vessel consistent with or better than our existing fleet and far superior to what we achieved under the third party time charter in the quarter ended June 30, 2015.”

Mr. Levy concluded, “We remain focused on developing and executing initiatives to improve our return on invested capital.  Specifically these initiatives are intended to drive operational excellence, leverage our market position, capture cost savings opportunities and improve the efficiency of our capital spending.  We continue to evaluate our customer contracts and, to the extent we are finding our capital returns inadequate, we are proposing price or terms adjustments that will allow us to continue to provide those specific customers with quality service while achieving an acceptable return for our shareholders.”

Conference Call
Management will host a conference call to discuss these results at 8:30 a.m. ET on Friday, August 7, 2015.  Interested parties may participate in the conference call by dialing 888-523-1225 (719-457-2664 for international callers), and using Conference ID# 8383392.  The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.

A replay of the conference call will be available at www.randlogisticsinc.com/presentations.html and will be archived for 12 months.  A replay will also be available until November 7, 2015 by dialing 877-870-5176 (858-384-5517 for international callers), and using Conference ID# 8383392.

Non-GAAP Financial Measures/Financial Tables

This press release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and eleven self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Rand Logistics First Quarter Fiscal 2016 Financial Results
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Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in certain of our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 11, 2015.

CONTACT: Rand Logistics, Inc. Edward Levy, President and CEO (212) 863-9405 Mark S. Hiltwein, Vice President and CFO (212) 863-9427	-OR-	INVESTOR RELATIONS COUNSEL: Alison Ziegler (212) 554-5469 alison@cameronassoc.com

--financial tables to follow--

Rand Logistics First Quarter Fiscal 2016 Financial Results
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RAND LOGISTICS, INC.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended	Three months ended
	June 30, 2015	June 30, 2014
REVENUE
Freight and related revenue	$38,968	$36,613
Fuel and other surcharges	3,964	6,696
Outside voyage charter revenue	1,895	—
TOTAL REVENUE	44,827	43,309

EXPENSES
Outside voyage charter fees	1,841	—
Vessel operating expenses	26,556	28,027
Repairs and maintenance	840	1,182
General and administrative	3,300	2,900
Depreciation	4,707	4,677
Amortization of drydock costs	882	856
Amortization of intangibles	284	308
Loss (gain) on foreign exchange	291	(798)
	38,701	37,152
OPERATING INCOME	6,126	6,157

OTHER (INCOME) AND EXPENSES
Interest expense	3,019	3,757
Interest income	(4)	(2)
	3,015	3,755

INCOME BEFORE INCOME TAXES	3,111	2,402
PROVISION FOR INCOME TAXES
Deferred	180	343
	180	343
NET INCOME BEFORE PREFERRED STOCK DIVIDENDS	2,931	2,059
PREFERRED STOCK DIVIDENDS	321	291
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS	$2,610	$1,768

Net income per share basic	$0.15	$0.10
Net income per share diluted	0.14	0.10
Weighted average shares basic	17,900,621	17,849,416
Weighted average shares diluted	20,319,976	20,313,619

Rand Logistics First Quarter Fiscal 2016 Financial Results
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RAND LOGISTICS, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	June 30, 2015	March 31, 2015
ASSETS
CURRENT
Cash and cash equivalents	$1,761	$3,298
Accounts receivable, net	19,045	2,764
Income taxes receivable	92	91
Prepaid expenses and other current assets	8,068	5,957
Deferred income taxes	352	347
Total current assets	29,318	12,457

PROPERTY AND EQUIPMENT, NET	221,754	206,276
OTHER ASSETS	287	569
DEFERRED DRYDOCK COSTS, NET	7,748	7,590
INTANGIBLE ASSETS, NET	12,707	13,205
GOODWILL	10,193	10,193

Total assets	$282,007	$250,290
LIABILITIES
CURRENT
Accounts payable	15,671	15,350
Accrued liabilities	20,018	7,628
Other current liability	168	166
Current portion of deferred payment liability	546	536
Total current liabilities	36,403	23,680
LONG-TERM PORTION OF DEFERRED PAYMENT LIABILITY	423	564
LONG-TERM DEBT	117,410	101,213
SUBORDINATED DEBT	72,500	72,500
OTHER LIABILITIES	486	479
DEFERRED INCOME TAXES	5,856	5,607

Total liabilities	233,078	204,043
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,

Authorized 1,000,000 shares, Issued and outstanding 300,000 shares	14,900	14,900
Common stock, $.0001 par value,
Authorized 50,000,000 shares, Issuable and outstanding 18,045,703
shares at June 30, 2015 and 18,035,427 shares at March 31, 2015	1	1
Additional paid-in capital	90,176	90,130
Accumulated deficit	(48,362)	(50,972)
Accumulated other comprehensive loss	(7,786)	(7,812)
Total stockholders’ equity	48,929	46,247
Total liabilities and stockholders’ equity	$282,007	$250,290

Rand Logistics First Quarter Fiscal 2016 Financial Results
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RAND LOGISTICS, INC.
Non-GAAP Financial Measures / Financial Tables
(U.S. Dollars 000’s except for Per Day Statistics)

	FY2016 ‐ Q1

	Q1 FY2016	Q1 FY2015			FX Impact (Unfavorable)	Constant Currency
	Actual	Actual	Increase/(Decrease)		/Favorable	Increase/(Decrease) 1
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	0.813	0.917

Sailing Days	1,228	1,138	90	7.9%
Financial Highlights (US$ '000s)
Freight and Related Revenue	$38,968	$36,613	$2,355	6.4%	$-2,531	$4,886	13.3%

Fuel and Other Surcharges	$3,964	$6,696	$-2,732	-40.8%	$-452	$-2,280	-34.0%

Total Revenue	$44,827	$43,309	$1,518	3.5%	$-3,228	$4,746	11.0%

Vessel Operating Expenses	$26,556	$28,027	$-1,471	-5.2%	$-1,954	$483	1.7%

Vessel Margin	$15,536	$14,100	$1,436	10.2%	$-989	$2,425	17.2%

General & Admin Expense	$3,300	$2,900	$400	13.8%	$-185	$585	20.2%

Adjusted EBITDA	$12,290	$11,200	$1,090	9.7%	$-813	$1,903	17.0%

Per Day Statistics
Marine Freight Revenue/Day	$31,733	$32,173	$-440	-1.4%	$-2,061	$1,621	5.0%

Total Revenue/Day (Operated Vessels)	$34,961	$38,058	$-3,097	-8.1%	$-2,430	$-667	-1.8%

Vessel Operating Expenses/Day	$21,625	$24,628	$-3,003	-12.2%	$-1,592	$-1,411	-5.7%

Vessel Margin/Day	$12,652	$12,390	$262	2.1%	$-804	$1,066	8.6%

Non‐GAAP Reconciliation (US$ '000s)
Vessel margin	$15,536	$14,100
Outside Charter net margin	$54	$0
General & Admin Expense	$3,300	$2,900
Adjusted EBITDA	$12,290	$11,200
Loss (gain) on foreign exchange 2	$291	$-798

Depreciation, Amortization of Drydock & Intangibles	$5,873	$5,841
Operating Income	$6,126	$6,157

Note:
1.The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Loss (gain) on foreign exchange during the three month period ended June 30, 2015 was primarily related to translation of approximately $34.2 million USD denominated debt incurred in March 2014 and carried on the balance sheet of the Canadian subsidiary and foreign currency hedge related to the debt.

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